Exhibit 10.11

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

SUPPLY AGREEMENT

This Supply Agreement (this “Agreement”) entered into on the 1st day of January 2014, is made by and between

Parnell Manufacturing Pty Ltd a company incorporated under the laws of Australia and having its registered office at Unit 4, 476 Gardeners Road, Alexandria, NSW 2015, Australia, (hereinafter referred to as “Parnell” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors-in-interest and permitted assigns ) of the ONE PART,

And

PIRAMAL HEALTHCARE (UK) LIMITED, a Company incorporated under the laws of England and having its registered office at Whalton Road, Morpeth, Northumberland NE61 3YA, UK, (hereinafter referred to as “Piramal” which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include its successors-in-interest and permitted assigns) of the OTHER PART,

RECITAL

A.	WHEREAS, Piramal is a pharmaceutical company carrying on business inter alia of development, manufacturing and marketing of active pharmaceutical products in India and various other countries including the active pharmaceutical product - Cloprostenol Sodium; and

B.	WHEREAS, Parnell supplies approved veterinary pharmaceuticals containing the active pharmaceutical ingredient - Cloprostenol Sodium, in many countries in the world;

C.	WHEREAS, Parnell desires to purchase the Product (as defined herein) from Piramal and Piramal is willing to manufacture and sell such Products to Parnell, upon the terms and conditions set forth herein.

NOW THEREFORE, IN CONSIDERATION OF THE PROMISES AND MUTUAL COVENANTS CONTAINED HEREIN, AND THE OTHER GOOD AND VALUABLE CONSIDERATION MENTIONED HEREIN, THE SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED BY THE PARTIES, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.	Definitions

1.1	“Calendar Quarter” means a period of three (3) consecutive months, ending on the last day of each March, June, September or December respectively.

1.2	“Calendar Year” means the twelve (12) months period extending from January 1 to December 31 of each year. For avoidance of doubt, the first Calendar Year of this Agreement is from the date of execution of this Agreement to December 31, 2014.

1.3	“Certificate of Analysis” shall mean a document, which is signed and dated by a duly authorized representative of Piramal certifying that the Product conforms to the Product specifications as agreed between the parties.

1.4	“Confidential Information” shall have the meaning set forth in Clause 13.1.

1.5	“Force Majeure Event” shall have the meaning set forth in Clause 17.1.

1.6	“Governmental Authority” shall mean the Food and Drug Administration of the United States of America, or any other counterpart or additional governmental or regulatory agencies responsible for applicable Regulatory Approvals in any other country.

1.7	“Party” means either Piramal or Parnell and “Parties” means both Piramal and Parnell.

1.8	“Price” shall have the meaning set forth Annexure B.

1.9	“Product” means the bulk forms of the active pharmaceutical ingredient - Cloprostenol Sodium, which meet the Specifications.

1.10	“Regulatory Approval” means the approval by relevant Governmental Authority to Parnell for the importation into, marketing, sale and distribution or use of the Products in the manufacture of the Finished Product in the Territory.

1.11	“Specifications” means the mutually agreed specifications relating to handling, composition, testing, production, packaging, storage and shipping procedures and specifications for the Product which are set forth in Annexure A.

1.12	“Testing Laboratory” shall have the meaning set forth in Clause 5.4.

1.13	“Territory” shall mean Worldwide.

1.14	All references to (“$”) shall be deemed to refer to U.S. Dollars.

2.	Manufacture and Supply of Product

2.1	Subject to the terms of this Agreement, Piramal agrees to supply the Products to Parnell, during the term of this Agreement, in accordance with the Specifications set out in Annexure A of this Agreement.

2.2	Piramal shall cause the Products to be manufactured in accordance with all due care, diligence and skill.

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2.3	The Products shall be dispatched as per the quality and scheduling requirements of Parnell and must be sent along with their batch number accompanied with the Certificate of Analysis.

2.4	Purchase of the Product

2.4.1	Piramal will supply to Parnell the committed quantities based on submitted purchase orders as per the schedule dates agreed in accordance to this Agreement.

2.4.2	Parnell agrees to purchase a minimum quantity of at least 1500gms in each Calendar Year of the Term.

2.4.3	In the event the quantity of Products order in any given Calendar Year exceeds 5000gms, then Piramal shall accept such purchase order only on best effort basis, considering its manufacturing capacity and capability. ***of purchase orders *** in any given Calendar Year ***of this Agreement. Further deliveries of all such excess quantities of the Product shall be on ***.

3.	Forecasts and Orders

3.1	Parnell shall provide Piramal with a *** showing their requirements for Product for *** (“Forecast Schedule”). The Forecast Schedule shall be ***. The first such Forecast Schedule shall be *** and thereafter ***. The Products shall be supplied by Piramal *** from Parnell and ***.

3.2	Parnell shall submit *** purchase orders at the ***which shall consist of ***. Upon the date of this Agreement, Parnell shall *** and thereafter on th***. For the avoidance of doubt, such schedule of purchase order submissions is to provide Piramal with ***.

3.3	All purchase orders shall specify the quantity of the Product ordered, the destination to which the Product is to be delivered and the date and manner of delivery (including the carrier to be used). All purchase orders would be *** payment terms ***.

3.4	Purchase orders will be made on such form of documentation as Piramal and Parnell agree from time to time, provided that the terms and conditions of this Agreement will be controlling over any terms and conditions included in any purchase order form used in ordering the Product.

3.5	Any term or condition of such purchase order form that is in addition to, different from or contrary to the terms and conditions of this Agreement will be void, unless the Parties otherwise agree by a separate written agreement. Notwithstanding anything abovementioned.

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3.6	Each purchase order will be accepted by Piramal ***, and will constitute a separate binding contract between the Parties for the delivery by Piramal, and the purchase by Parnell, of the Product quantity specified in the purchase order, on the terms and conditions set out in this Agreement. However, in the event that a purchase order is for a quantity of Product ***, the parties may negotiate in good faith ***for the purchase order in the event ***. Such negotiation must be concluded ***from the ***of the purchase order by Parnell.

4.	Delivery

4.1	Piramal shall deliver the Product to Parnell in accordance with the packaging/ delivery specifications, as described in the purchase order.

4.2	Delivery shall be made utilizing a carrier the Parties have mutually agreed upon and provided for in the purchase order.

4.3	Risk in the Products shall pass to ***to the ***.

4.4	Deliveries are allowed to be up to ***and up to ***, the ‘Delivery Time Period’.

4.5	Late delivery by Piramal of a valid and binding purchase order beyond the Delivery Time period, due to issues within the direct control of Piramal, ***of the ***of the ***, which will be credited as an adjustment to the Invoice for such late delivered order by the Parties or paid by Piramal as agreed between the Parties.

4.6	For the purpose of this Agreement, Parnell hereby agrees to order ***of the Product up to ***.

5.	Procedure for Rejection of Product

5.1	In the event that Parnell determines, within ten (10) business days after delivery of Products by Piramal that any Products supplied by Piramal does not conform to the Specifications, Parnell shall promptly give Piramal notice in writing thereof including a sample of such Product. If no issue is raised within the ten (10) business day period after delivery, the batch of Products shall be considered accepted and Piramal shall not be liable for any Product related issues.

5.2	Piramal shall undertake appropriate evaluation of such rejected sample and shall notify Parnell whether it has confirmed such non-conformity within ten (10) business days after receipt of such notice from Parnell.

5.3	If Piramal notifies Parnell that it has not confirmed such non-conformity, the Parties shall submit the dispute to an independent testing laboratory or other appropriate expert mutually acceptable to the Parties (the “Testing Laboratory”) for evaluation.

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5.4	Both Parties shall cooperate with the Testing Laboratory’s reasonable requests for assistance in connection with its evaluation hereunder. The findings of the Testing Laboratory shall be binding on the Parties, absent manifest error. The expenses of the Testing Laboratory shall be borne by Piramal if the Testing Laboratory confirms the non-conformity and otherwise by Parnell.

5.5	If the Testing Laboratory or Piramal confirms that a delivery of Products does not conform to the Specifications, Parnell may at its option, require Piramal to supply Parnell with a conforming quantity of Product at Piramal’s expense within thirty (30) days.

6.	Purchase Price and Payment

6.1	The Purchase Price of the delivery of the Products from Piramal to Parnell shall be as set forth in Annexure B and shall be accordingly specified in the purchase orders.

6.2	Payment shall be made by Parnell to Piramal by *** in respect of each delivery ***

6.3	In the event of delay in payments of more than ***, Piramal shall thereupon be entitled to *** on the ***.

6.4	Both Parties shall be entitled to review and revise the Price of the Products in good faith after completion of two (2) Calendar Years of the Term, or in light of the currency fluctuation of the US dollar of more than 10% vs base rate in this agreement of $1.60 = £1.

7.	Quality of the Products

7.1	Piramal shall perform, or cause to be performed, the tests required to be performed by Piramal pursuant to the Specifications on each batch of Products manufactured pursuant to this Agreement before delivery to Parnell, including, without limitation, release testing.

7.2	Each test report shall set forth the items tested, Specifications, and test results in a Certificate of Analysis for each batch of the Product delivered to Parnell.

8.	Warranties & Indemnification

8.1	Each of Piramal and Parnell represents and warrants to the other as follows:

8.1.1	It has full corporate power and authority to enter into this Agreement and consummate the transactions contemplated hereby.

8.1.2	It has or shall have such permits, licenses and authorizations of governmental or regulatory authorities as are necessary to own its respective properties, conduct its business and consummate the transactions contemplated hereby.

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8.2	Piramal covenants, represents and warrants to Parnell as follows:

8.2.1	Piramal hereby agrees to always supply out of its approved facility the product supplied to Parnell.

8.2.2	The Products shall conform to the Specifications and shall always be supplied from its approved facility.

8.2.3	During the Term of this Agreement, Piramal shall refrain from making major changes to the DMF or the Specifications of the Products without the prior written approval from Parnell.

8.2.4	Piramal’s facility has obtained and will maintain all necessary and applicable approvals like from the Regulatory Authorities.

8.2.5	Piramal shall indemnify, defend and hold harmless Parnell and its respective directors, officers, agents and employees from and against any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees) and other litigation costs regardless the outcome and expenses arising out of or resulting from any third party claims made or suits brought against Parnell which arise or result from or caused by i) Piramal’s breach of its representations, warranties or agreements set forth in this Agreement, or ii) Piramal’s negligence or willful misconduct in the performance of this Agreement; except in each case to the extent caused by Parnell’s negligence or willful misconduct or breach of this Agreement.

8.3	Parnell represents and warrants to Piramal as follows:

8.3.1	Parnell agrees not to misuse the Products in any manner.

8.3.2	Parnell shall indemnify defend and hold harmless Piramal and its affiliates and their respective directors, officers, agents and employees from and any and all losses, liabilities, claims, damages, penalties, fines, costs and expenses (including reasonable legal fees) and other litigation costs regardless the outcome and expenses arising out of or resulting from any third party claims made or suits brought against Piramal which arise or result from or caused by i) Parnell’s breach of its representations, warranties or agreements set forth in this Agreement, or ii) Parnell’s consequent use of the Products where such use gives rise to third party claims that are not related to the quality of the cloprostenol sodium supplied by Piramal to Parnell or Parnell’s negligence or willful misconduct in the performance of this Agreement; except in each case to the extent caused by Piramal’s negligence or willful misconduct or breach of this Agreement,

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8.3.3	Parnell shall ensure that the warehouse, where the Products are stored, is kept and maintained is in good proper conditions for the purpose of storing the Products.

8.3.4	Parnell represents and warrants to refrain from any representation, guarantee or warranty concerning Products except as expressly authorized in writing by Piramal.

8.4	This Clause 8 and the obligations contained herein shall survive termination of this Agreement for any reason whatsoever.

8.5	The indemnified Party shall give the indemnifying party prompt written notice (an “Indemnification Claim Notice”) of any losses or discovery of facts upon which such indemnified Party intends to base a request for indemnification.

8.5.1	Each indemnification claim notice must contain a description of the claim and the nature and amount of such loss (to the extent that the nature and amount of such loss are known at such time).

8.5.2	At its option, the indemnifying Party may assume the defense of any losses by giving written notice to the indemnified Party within thirty (30) days after the indemnifying Party’s receipt of an Indemnification Claim Notice.

8.5.3	If the indemnifying Party chooses to defend or prosecute any loss, the indemnified Party shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith at the cost and expense of indemnifying Party.

8.5.4	However in the event that indemnifying Party does not assume the defense or settlement of the claim within a reasonable time (in any case not to exceed 30 days) following receipt of Indemnification Claim Notice by indemnified Party, indemnified Party shall be entitled to handle such defense and/or settlement independently and indemnifying Party shall indemnify indemnified Party for all losses involved,

8.5.5	The indemnified Party will not act against the interest of the indemnifier.

8.5.6	Neither Party shall be deemed to make any representations or warranties, whether express or implied, except as specifically set forth herein.

9.	Insurance

9.1	t all times while this Agreement is in effect and for such period of time thereafter after the last batch of the Product is manufactured by Piramal under a Purchase Order both the parties shall at their cost and expense obtain and keep in force such policies of Insurance as are necessary for the conduct of their business.

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9.2	To satisfy the provisions hereof, each Party shall supply to the other upon written request a certificates) of insurance issued by its insurance brokers or insurers.

10.	Confidentiality

10.1	The information contained in this Agreement and any other confidential or proprietary information provided by Piramal to Parnell or provided by Parnell to Piramal shall be deemed confidential information (hereinafter the “Confidential Information”) of the Party providing such information (“Disclosing Party”) and such Confidential Information shall mean and include all proprietary information (whether or not patentable or copyrightable, and whether or not currently patented or copyrighted) related to the Products including but not limited to any data, specifications, formulae, methods, technology, trade secrets, know-how, designs, Product samples, Product formulations, prototypes, processes, methods, materials, analyses, manufacturing techniques, pricing, DMF, Product dossier, impurities, clinical data, reports, test results, working standards, reference standards, test methods or procedures, method validation documents or data, supporting information/documents, letters of access, marketing and financial information. All information disclosed whether in tangible or intangible form, such as electronically, orally or by visual inspection, shall be considered confidential provided the Disclosing Party identifies the same as being confidential at the time of disclosure, and confirms in writing the fact and the general nature of the disclosure within one (1) month after it is made.

10.2	The Party receiving Confidential Information (hereinafter the “Receiving Party”) agrees that:

10.2.1	It will not disclose to any third party or use any Confidential Information disclosed to it by the Disclosing Party except as expressly permitted by the Disclosing Party in this Agreement;

10.2.2	It will take all reasonable measures to maintain the confidentiality of all Confidential Information of the Disclosing Party in its possession or control, which measures will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance;

10.2.3	It shall on expiry or termination of this Agreement or at any time prior to such completion at the desire of Disclosing Party return or destroy all documents, memoranda, notes and other writings whatsoever prepared by it which contains the Confidential Information;

10.2.4	It shall not copy or reverse engineer any or all of the Confidential Information for any purpose.

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10.3	Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information of the Disclosing Party:

10.3.1	To the extent required by a court of competent jurisdiction or other Governmental Authority or otherwise as required by law provided it has given prompt advance notice of such request to the Disclosing party, so that the Disclosing party may seek an appropriate protective order or other appropriate steps to protect its Confidential Information or

10.3.2	On a “need-to-know” basis to its legal counsel, officers, employees, affiliates, accountants, banks and other financing sources and their advisors (the “Representatives”) who are bound by a confidentiality agreement which covers in principal the terms of this Agreement and is no less restrictive than the terms of this Agreement. The Receiving Party shall be responsible for any breach of this Agreement by their Representatives.

10.4	The Receiving Party acknowledges that in the event of a breach or threatened breach of this clause by such Party, no adequate remedy exists at law for the Disclosing Party and agrees that, in addition to any remedy available at law, the Disclosing Party shall be entitled to injunctive relief to prevent the breach or threatened breach of any of the provisions of this Agreement.

10.5	The Receiving Party shall not be obligated to hold in confidence any information that it can demonstrate:

10.5.1	At the time of disclosure is available to the public; or

10.5.2	After disclosure becomes available to the public through no fault of the Receiving Party, provided that the obligation of the Receiving Party shall cease only after the date on which such information has become available to the public; or-

10.5.3	The Receiving Party can demonstrate through contemporary tangible evidence was in its possession before receipt from the Disclosing Party; or

10.5.4	Is disclosed to the Receiving Party without restriction on disclosure by a third party who has the lawful right to disclose such information; or

10.5.5	Is independently developed by the Receiving Party without benefit of the Confidential Information, provided that such independent development is provable by written records.

10.6	The confidentiality obligations herein shall survive for a period of five (5) years from effective date of the termination or expiration of this Agreement.

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11.	TERMINATION

11.1	Either Party shall be entitled to terminate this Agreement with immediate effect by giving notice of termination to the other Party only upon any material breach of this Agreement by the other Party which is not remedied within *** from written notification thereof; or if other Party have made a material misrepresentation of any representation or warranty contained herein;

11.2	Either Party may terminate this Agreement if the other Party becomes insolvent, makes or has made an assignment for the benefit of creditors, is the subject of proceedings in voluntary or involuntary bankruptcy instituted on behalf of or against such Party (except for involuntary bankruptcies which are dismissed within thirty (30) days, or has a receiver or trustee appointed for substantially all of its property.

11.3	In the event of a Force Majeure Event affecting the performance by one Party of its obligations under this Agreement continues for a period exceeding 3 (three) months, the other Party may terminate this Agreement.

11.4	Either Party may terminate the Agreement without reason by providing a notice of *** to the other party, without prejudice to the rights accrued prior to such termination.

11.5	In case of termination by Piramal, Piramal agrees to ensure the fulfillment of all the commitments based on confirmed purchase orders which are already executed by the Parties for manufacturing prior to the date of termination of this Agreement.

11.6	In case of termination otherwise for any reason under the clause 13, Parnell undertakes to pay for all confirmed purchase orders of the Products placed with Piramal and being executed by the Parties for manufacturing prior to the date of termination of this Agreement.

12.	Term

12.1	This Agreement shall become effective on the 1st January, 2014 (the “Effective Date”).

12.2	The term of this Agreement shall commence on the Effective Date and shall continue for a period of four (4) years (“Term”). The parties may mutually agree to extend/renew this Agreement on new terms and conditions for the renewal with such negotiations to commence at least three (3) months before the expiry of the term.

13.	Effect of Termination

13.1	The expiration or termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to such termination.

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13.2	Except as otherwise expressly provided herein, termination of this Agreement in accordance with the provisions hereof shall not limit remedies that may otherwise be available in law or equity,

13.3	Termination of this Agreement shall not relieve Parnell of the obligation to pay to Piramal each outstanding invoice (relating to a purchase order placed pursuant to this Agreement) which has been issued either before or after the termination of the Agreement, and which is payable either before or after the termination date of this Agreement.

13.4	Except for those clauses clearly stipulated herein, neither Party shall be entitled to claim for any compensation or damages resulting from the expiration or termination of this Agreement according to the provisions hereof, but the expiration or termination of this Agreement shall not affect any rights and/or obligations of either Party which shall have accrued according to the provisions hereof prior to the expiration or termination date.

14.	Force Majeure

14.1	Neither Party shall be liable to the other for any delay or failure of performance resulting from any circumstance beyond the reasonable control of such Party (a “Force Majeure Event”), including without limitation: fire, storm, flood, act of God, war, earthquake, explosion, sabotage, epidemic, quarantine restrictions, embargo, expropriation, strikes or other labor trouble, compliance with law, failure of the usual means of transportation, or shortage of fuel and/or energy,

15.	Limitation of Liability

15.1	NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE. FURTHER, NEITHER PARTY’S LIABILITY UNDER THIS AGREEMENT SHALL IN NO CASE EXCEED $250,000.

16.	Miscellaneous

16.1	Severability

16.1.1	It is the intent of the Parties to this Agreement that the terms and conditions hereof shall be enforceable to the fullest extent permitted by law.

16.1.2	If any provision of this Agreement or the application thereof to any circumstance or person shall be construed by a court to be invalid or unenforceable in whole or in part, then such provision shall be construed in a manner so as to permit its enforceability to the fullest extent permitted by law.

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16.1.3	In any case, the remaining provisions of this Agreement or the application thereof to any person or circumstance, other than those to which they have been held invalid or unenforceable, shall remain in full force and effect.

16.2	Governing Law and Dispute Resolution

16.2.1	This Agreement shall be governed and construed in accordance with the laws of State of New York. Any dispute or controversy arising out of or in connection with this Agreement including any question regarding its existence, validity or termination which cannot be settled amicably by and between the Parties, the parties shall be free to have legal recourse.

16.2.2	The parties agree to the exclusive jurisdiction of the Courts of State of New York without regard to the conflict of law principles thereof.

16.3	Notices

16.3.1	All notices required hereunder shall be given in writing in the English language and addressed or delivered to the representative(s) specified in this Agreement. Notices shall be deemed received (a) upon delivery, when personally delivered; (b) upon receipt, when sent via registered or certified mail; (c) the next business day, when sent via overnight courier and (d) upon transmittal, when sent via facsimile or email.

16.3.2	Notices submitted hereunder shall be directed to the following individuals:

Notices to PIRAMAL:	Attn:

Notices to Parnell:	Attn: ______________ ___________________ ___________________ ___________________ ___________________ ___________________

16.4	Entire Agreement

16.4.1	This Agreement and the annexures hereto constitute the sole and entire agreement between Parnell and Piramal regarding the subject matter hereof, and supersede any and all previous contracts, agreements and understandings between the Parties hereto, whether oral or written, relating to the subject matter hereof.

16.4.2	This Agreement shall not be modified or amended except by an instrument in writing signed by the Parties hereto.

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16.5	Waiver

16.5.1	Failure of either Party to enforce at any time any of the provisions of this Agreement, irrespective of any previous action or proceeding taken by it, shall in no way constitute a waiver of such provisions, affect the validity of this Agreement; or preclude or prejudice the Party from exercising the same or any other rights it may have under this Agreement.

16.6	Independent Contractor

16.6.1	The Parties to this Agreement are independent contractors.

16.6.1	Nothing contained in this Agreement shall be construed to place the Parties in the relationship of employer and employee, partners, principal and agent or a joint venture.

16.6.1	Neither Party shall have the power to bind or obligate the other Party nor shall either Party hold itself out as having such authority.

16.7	Binding Effect; Assignment

16.7.1	This Agreement shall be binding upon and inure to the benefit of Parnell and Piramal and their respective successors and permitted assigns.

16.7.2	This Agreement may not be assigned by either Party without the prior notification to the other Party.

16.8	No Third Party Beneficiaries

16.8.1	This Agreement is not intended to confer upon any non-party rights or remedies hereunder, except as may be received or created as part of a valid assignment.

16.9	No Set-off Rights

16.9.1	This Agreement does not confer upon either Party any right to set-off any amounts payable against obligations occurring under different purchase orders, except to the limited extent of late deliveries as provided under Clause 4.5 hereinabove.

16.10	Headings

16.10.1	All headings and captions contained in this Agreement are for convenience only and shall not affect the construction or interpretation of any provision herein.

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16.11	Further Assurances

16.11.1	Each of the Parties agrees to duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such additional assignments, agreements, documents, and instruments, that may be necessary or as the other Party hereto may at any time and from time to time reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes of, or to better assure and confirm unto such other Party its rights and remedies under, this Agreement.

16.12	Counterparts

16.12.1	This Agreement may be signed in counterparts, each and every one of which shall be deemed an original. Facsimile signatures shall be treated as original signatures.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT.  EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK ***, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

IN WITNESS WHEREOF, the Parties have duly executed this Supply Agreement as on the date written hereinabove.

PARNELL MANUFACTURING PTY LTD		PIRAMAL HEALTHCARE (UK) LIMITED

By:	/s/ Brad McCarthy	By:	/s/ Chris M. Leahy

Name: Brad McCarthy		Name: Chris M. Leahy
Title: CFO/COO		Title: Finance Director

Annexure A

PRODUCT SPECIFICATIONS

1.	Product name	Dl Cloprostenol Sodium

2.	US DMF Number	***

Annexure B

PRODUCT PRICE

Product	dl Cloprostenol Sodium

Minimum Annual Volume	1500 Grams

Price	***

***	***